Exhibit 99.(d)(18)

AMENDMENT NO. 3

TO THE

SUB-MANAGEMENT AND COMPLIANCE SERVICES AGREEMENT

AMENDMENT NO. 3 effective March 10, 2026 (“Amendment No. 3”), to the Sub-Management and Compliance Services Agreement dated April 28, 2025 (the “Agreement”), as amended, by and among VENERABLE INVESTMENT ADVISERS, LLC, a Delaware limited liability company (the “Manager”), VENERABLE VARIABLE INSURANCE TRUST, a Delaware statutory trust (the “Trust”), and RUSSELL INVESTMENT MANAGEMENT, LLC, a Washington limited liability company (the “Sub-Manager”).

WHEREAS, the Manager and the Sub-Manager desire to amend the fees reflected in Schedule 1 to the Agreement;

NOW THEREFORE, the Manager, the Sub-Manager and the Trust agree to modify and amend the Agreement as follows:

1.	Schedule 1. Schedule 1 to the Agreement is hereby replaced in its entirety by Schedule 1 attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 3 as of the date first set forth above.

VENERABLE INVESTMENT ADVISERS, LLC

By: /s/Michal Levy

Name: Michal Levy

Title: Head of VIA

RUSSELL INVESTMENT MANAGEMENT, LLC

By: /s/ Katherine El-Hillow

Name: Katherine El-Hillow

Title: Chairman, President and Chief Investment Officer

VENERABLE VARIABLE INSURANCE TRUST

By: /s/ John Bruggeman

Name: John Bruggeman

Title: Assistant Treasurer

AMENDMENT NO. 3

Schedule 1

Sub-Manager shall receive a fee from the Manager at the following annual rate based upon the applicable Fund’s average daily net assets:

Fund	Fee
Venerable Large Cap Index Fund	[ ]%
Venerable Moderate Allocation Fund	[ ]%
Venerable US Large Cap Core Equity Fund	[ ]% less the dollar amount of sub-advisory fees due from the Manager to the Fund’s other sub-advisers
Venerable Emerging Markets Equity Fund	[ ]% less the dollar amount of sub-advisory fees due from the Manager to the Fund’s other sub-advisers
Venerable World Equity Fund	[ ]% less the dollar amount of sub-advisory fees due from the Manager to the Fund’s other sub-advisers
Venerable International Index Fund	[ ]%
Venerable Mid Cap Index Fund	[ ]%
Venerable Small Cap Index Fund	[ ]%
Venerable Conservative Allocation Fund	[ ]%
Venerable Conservative Appreciation Allocation Fund	[ ]%
Venerable World Conservative Allocation Fund	[ ]%
Venerable Moderate Appreciation Allocation Fund	[ ]%
Venerable Appreciation Allocation Fund	[ ]%
Venerable World Moderate Allocation Fund	[ ]%
Venerable World Appreciation Allocation Fund	[ ]%
Venerable Real Estate Fund	[ ]% less the dollar amount of sub-advisory fees due from the Manager to the Fund’s other sub-advisers